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             AMENDED CERTIFICATE OF DESIGNATIONS OF PREFERRED STOCK
                                       OF
                                  EDITEK, INC.

     Pursuant to Section 151 of the Delaware  Corporation Law,  EDITEK,  Inc., a
Delaware corporation (the "Corporation"), does hereby submit this Amended Certificate of Designations of Preferred Stock for the purpose of amending the powers, preferences, limitations and rights of the Series A Convertible Preferred Stock of the Corporation, as determined by the Board of Directors of the Corporation pursuant to the authority vested in it by the provisions of the Certificate of Incorporation of the Corporation and as originally set forth in the Certificate of Designations of Preferred Stock filed with the Delaware Secretary of State on January 10, 1996. There have been no shares of the Series A Convertible Preferred Stock issued.

     The Board of Directors of the Corporation unanimously adopted the following resolutions, effective as of January 25, 1996, with respect to up to Four Hundred Eighty (480) shares of Series A Convertible Preferred Stock, par value $1.00 per share, of the Corporation:

     RESOLVED:

          The Series A Convertible Preferred Stock of the Corporation shall consist of Four Hundred Eighty (480) shares of Series A Convertible Preferred Stock, par value $1.00 per share ("Series A Stock"), the powers, preferences, privileges, rights, qualifications, limitations and restrictions of which are as follows:

          Section 1.Dividends.

          On December 31st of each year commencing on December 31, 1996, a dividend equal to Four Thousand Five Hundred Dollars ($4,500.00) per share shall accrue on each share of Series A Stock issued and outstanding on such date. Such dividend shall be payable out of funds legally available therefor, when and as declared by the Board of Directors of the Corporation. Such dividends are hereinafter referred to as "Preferred Dividends." Preferred Dividends which accrue on or before December 31, 1997 shall be cumulative, but Preferred Dividends accruing after December 31, 1997 shall not be cumulative. No dividends shall be payable on the shares of Common Stock of the Corporation (the "Common Stock") until all accrued cumulative Preferred Dividends have been fully paid. The Corporation shall have no obligation to pay any dividend until the dividend is declared by the Board of Directors of the Corporation.

          Section 2.Liquidation, Dissolution or Winding Up.

          (a) (i) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series A Stock, subject to the provisions of Section 2(b) hereof, shall be entitled to be

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     paid out of the assets of the  Corporation  available for  distribution  to stockholders, whether such assets are capital, surplus, or earnings, and before any additional payment shall be made to the holders of any class of Common Stock or of any other class or series of stock ranking on liquidation junior to the Series A Stock, a liquidation preference in an amount, for each share of Series A Stock held, equal to Fifty Thousand Dollars ($50,000.00), plus all accrued but unpaid cumulative Preferred Dividends and all accrued noncumulative Preferred Dividends that have been declared but which remain unpaid (the "Series A Liquidation Preference").

               (ii) If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed pursuant to the Series A Liquidation Preference set forth above shall be insufficient to permit payment in full of such Series A Liquidation Preference and the Parity Preferred Liquidation Preference which may be payable to holders of Parity Preferred Stock (both as defined in subsection (b) below), then the Series A Liquidation Preference shall entitle the holders of Series A Stock to be distributed that portion of the assets available for distribution as (x) the Series A Liquidation Preference bears to (y) the sum of the Series A Liquidation Preference plus the Parity Preferred Liquidation Preference (which amount shall be distributed pro rata to each owner of Series A Stock based on the number of shares owned by each).

               (iii)After payment in full of the Series A Liquidation Preference and the Parity Preferred Liquidation Preference payable to holders of Parity Preferred Stock (as defined in subsection (b) below) (or after funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders so as to be available for such payment), any assets remaining available for distribution shall be distributed to the holders of the Common Stock and/or other series or classes of stock, and no further distribution shall be made to the holders of Series A Stock.

          (b) The Corporation shall have the right to create a series or class (or series or classes) of Preferred Stock of the Corporation with liquidation rights and preferences which are equal, but not senior, to those of the Series A Stock, and the Series A Stock shall rank in liquidation on a parity with any such series or class of preferred stock of the Corporation ("Parity Preferred Stock") to the extent of the Parity Preferred Liquidation Preference if the rights of such Parity Preferred Stock indicate that it is equal to the Series A Stock. The term "Parity Preferred Liquidation Preference" shall mean the sum of (i) the lowest purchase price paid to the Corporation upon issuance of the Parity Preferred Stock, plus (ii) all accrued cumulative dividends (up to a maximum annual dividend per share of nine percent (9%) of the purchase price per share of the Parity Preferred Stock) payable to the holders of the Parity Preferred Stock ("Parity Dividends") which remain unpaid, and all accrued noncumulative Parity Dividends that have been declared but which remain unpaid.

          (c) A consolidation or merger of the Corporation (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in Section 4 hereof) or a sale of all or substantially all of the assets of the Corporation (other than a

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     transaction  to which the provisions of Section 4(e) hereof apply) shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2; provided, however, that, except in the case of a sale of substantially all the assets of the Corporation, each holder of Series A Stock shall have the right to elect the benefits of the provisions of Section 4(e) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2. For purposes of this Section 2, a sale of substantially all of the assets of the Corporation shall include, without limitation, the sale or other disposition of more than 50% of such assets, as determined by reference to either (i) the book value, or (ii) the fair market value, of such assets.

          (d) In the event of a liquidation, dissolution or winding up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of Series A Stock, the holders of Series A Stock shall be entitled to a distribution of cash and/or assets equal in value to the Series A Liquidation Preference, subject to the provisions of
     Section 2(a). In the event that such distribution to the holders of Series A Stock shall include any assets other than cash, the Board of Directors of the Corporation shall determine the value of such assets to be distributed for such purpose and shall notify all holders of Series A Stock of such determination. The value of such assets for purposes of the distribution under this Section 2(d) shall be the value as determined by the Board of Directors of the Corporation in good faith. The determination of the Board of Directors shall be final and binding.

          Section 3.Voting Power. Except as otherwise expressly provided herein or as required by law, the holders of Series A Stock shall have no voting power, and the holders of the Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes.

          Section 4.Conversion.The holders of Series A Stock shall have the following conversion rights:

          (a) Subject to and in compliance with the provisions of this Section 4, during the Conversion Period (as defined in Section 4(c) hereof), a share of Series A Stock may be converted into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Stock shall be entitled upon conversion shall be obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 4(b) hereof) by the number of shares of Series A Stock being converted.

          (b) The number of shares of Common Stock issuable upon conversion of each share of the Series A Stock (the "Applicable Conversion Rate") shall equal the quotient obtained by dividing (i) Fifty Thousand Dollars ($50,000.00) by (ii) 75% of the Market Price per share of the Common Stock on the Conversion Date (as defined in Section 4(f) below). Notwithstanding the foregoing, in no event shall the Applicable Conversion Rate be less than the number of shares of Common Stock equal to the quotient obtained by

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     dividing (i) Fifty Thousand  Dollars  ($50,000.00) by (ii) $2.775.  "Market
     Price" shall mean for this purpose the daily average for the five trading days immediately prior to the First Issuance Date or the Conversion Date, as the case may be, of the closing bid prices quoted on the American Stock Exchange, Nasdaq National Market System or other securities exchange on which the Common Stock is traded.

          (c) A holder of Series A Stock shall have no right to convert Series A Stock into Common Stock (A) from the date the first share of Series A Stock is issued by the Corporation (the "First Issuance Date") until the beginning of the Conversion Period (as defined below), and (B) all conversion rights terminate and the Series A Stock ceases to be convertible on the second anniversary of the First Issuance Date (the "Conversion Termination Date"). The period commencing on the sixtieth (60th) day following the First Issuance Date and ending on the Conversion Termination Date shall be referred to herein as the "Conversion Period." All shares of Series A Stock not theretofore converted shall automatically be converted into shares of Common Stock on the last day of the Conversion Period, unless prior to 5:00 P. M. on the last day of the Conversion Period the holder of such shares of Series A Stock delivers to the principal offices of the Corporation written notice executed by such holder instructing the Corporation not to convert the Series A Stock of such holder. The
     Corporation shall not be required to deliver stock certificates representing shares of Common Stock until the holder of the converted Series A Stock surrenders the stock certificates evidencing the Series A Stock as required by Section 4 (f) hereof. In determining the commencement of a holder's right to convert shares of Series A Stock, the day immediately following the First Issuance Date shall be counted as the first day.

          (d) If, during the Conversion Period, the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such Series A Stock might have been converted immediately prior to such reorganization, reclassification or change.

          (e) If at any time or from time to time during the Conversion Period there shall be a capital reorganization of the Common Stock (other than a reclassification or exchange of shares provided for elsewhere in this
     Section 4) or a merger or consolidation of the Corporation with or into another Corporation, then, as a part of and as a condition to the effectiveness of such reorganization, merger or consolidation, lawful and adequate provision shall be made so that if the Corporation is not the surviving corporation, any shares of Series A Stock shall be converted into preferred stock of the surviving corporation ("New Corporation Preferred Stock") having equivalent preferences, rights and privileges to the Series A Stock, except that in lieu of being able to convert into

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     shares of Common Stock, the holders of the New Corporation  Preferred Stock shall thereafter be entitled to receive upon conversion of the New Corporation Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation, to which a holder of the number of shares of Common Stock deliverable upon conversion of the Series
     A  Stock   immediately  prior  to  the  capital   reorganization,   merger,
     consolidation   or  sale  would  have  been   entitled   on  such   capital
     reorganization, merger or consolidation.

          Each holder of Series A Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation as such events are more fully set forth in the first paragraph of this Section 4(e), shall have the option of electing treatment of the shares of Series A Stock held by such holder under either this Section 4(e) or Section 2(c) hereof, except as otherwise provided in said Section 2(c), notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice, pursuant to
     Section 6, with respect to such event.

          (f) To exercise the conversion privilege, a holder of Series A Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice (which notice may be made by fax, telecopy or other electronic transmission) to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation shall be the "Conversion Date" with respect to such shares. Within three (3) trading days after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Stock being converted, or on written order from such holder, a certificate or certificates as such holder may request for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Stock in accordance with the provisions of this Section 4 and cash as provided in
     Section 4(g), in respect of any fraction of a share of Common Stock issuable upon such conversion; provided, however, that the Corporation shall not be required to deliver stock certificates representing shares of Common Stock until its receipt of the surrendered stock certificates for the Series A Stock from the holder of the converted Series A Stock. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

          (g) No fractional shares of Common Stock or scrip representing fractional

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     shares shall be issued upon  conversion  of Series A Stock.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Stock, the Corporation shall pay to the holder of the shares of Series A Stock which were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Price (as defined in Section 4(b)) per share of the Common Stock on the Conversion Date.

          (h) In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Stock which were not converted.

          (i) The Corporation shall at all times during the Conversion Period reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          Section 5.No Reissuance of Series A Stock.No share or shares of Series A Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Stock accordingly.

          Section 6.Notices of Record Date.In the event (a) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (b) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the
     Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Stock at least twenty
     (20) days prior to the record date specified  therein,  a notice specifying
     (i) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities)

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     shall be  entitled  to  exchange  their  shares of  Common  Stock (or other
     securities)  for  securities  or  other  property   deliverable  upon  such
     reorganization,    reclassification,   transfer,   consolidation,   merger,
     dissolution, liquidation or winding up.

          Section 7.No Preemptive Rights.The holders of Series A Stock shall have no preemptive rights or other right to purchase additional shares of capital stock or other securities of the Corporation by reason of their ownership of shares of Series A Stock, except as may from time to time be specified in a written contract between such holder(s) of Series A Stock and the Corporation.

          Section 8.Other Rights.Except as otherwise provided herein or in the Certificate of Incorporation, each share of Series A Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed on its behalf by James D. Skinner, its President, and Peter J. Heath, its Secretary, as of this 25th day of January, 1996, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts stated herein are true.

                         EDITEK, INC.

[CORPORATE SEAL]

                         By:   /s/ James D. Skinner
                         James D. Skinner

ATTEST:


   /s/ Peter J. Heath
Peter J. Heath, Secretary